                                                                     EXHIBIT 4.3

                                AMENDMENTS TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              SANDERSON FARMS, INC.

         Pursuant to the provisions of Section 10.06 of the Mississippi Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation as follows:

                  1. Present Article SECOND is hereby deleted in its entirety and new Article

         SECOND is inserted to read:

                  "SECOND: The period of its duration is perpetual."

                  2. Present Article FOURTH is hereby deleted in its entirety and new Article FOURTH is inserted to read:

                  "FOURTH:

                  "Section 1. The aggregate number of shares which the corporation is authorized to issue is one hundred five million (105,000,000), divided into two classes. The designation of each class, the number of shares of each class and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:


                                                                  PAR VALUE PER
                                                                SHARE OR STATEMENT
NUMBER OF                                  SERIES                THAT SHARES ARE
  SHARES                    CLASS         (IF ANY)              WITHOUT PAR VALUE
----------                  -----         --------              ------------------
100,000,000                Common         None                        $1.00

  5,000,000               Preferred       To be determined      To be determined
                                          by the Board of       by the Board of
                                          Directors before      Directors before
                                          issuance              issuance

                  "Section 2. The Board of Directors of the corporation shall have the authority to establish one or more series of the Preferred Stock authorized by these Articles of Incorporation and to determine, in whole or in part, the preferences, limitations and relative rights (within the limits set forth in Section 79-4-6.01, Mississippi Code 1972, as amended) of (a) the Preferred Stock before the issuance thereof, or (b) one or more series of the Preferred Stock before the issuance of any shares of that series.

                  "Section 3. No amendment to the Articles of Incorporation of the corporation that would have the effect of reducing the number of authorized shares of Common Stock or Preferred Stock or would reduce the authority of the Board of Directors to fix terms or conditions relating to any series of Preferred Stock, or would have the effect of modifying the terms or conditions relating to any series of Preferred Stock, once established by the Board of Directors, shall be adopted unless such amendment shall receive the affirmative vote of at least 75% of the total number of shares of Common Stock outstanding (in addition to and not in lieu of, any other vote required under the Mississippi Business Corporation Act); provided that this Section 3 shall not apply to, and such 75% vote shall not be required for, any such amendment recommended to the stockholders in advance of adoption by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity beneficially owns (for which purpose the definition of 'beneficial ownership' set forth in Article NINTH on the date on which this Article FOURTH becomes effective (without regard to any amendments to Article NINTH, unless specifically incorporated into this Article FOURTH) shall apply, but without regard to Paragraph 4 of Section 'B' thereof) 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote with respect to such amendment."

         3. Present Articles SEVENTH is hereby deleted in its entirety and new Article SEVENTH is inserted to read:

                  "SEVENTH:

                  "Section 1. The number of directors constituting the Board of Directors shall be fixed by the Board of Directors in the By-laws and may be changed by it from time to time.

                  "Section 2. The terms of directors of the corporation shall be staggered by dividing the total number of directors into three classes, with each class containing one-third, or as close to one-third as possible, of the total. With respect to directors who are elected at the first annual stockholders' meeting where a classified Board of Directors is elected, the terms of directors in the first class shall expire at the first annual stockholders' meeting after their election, the terms of the second class shall expire at the second annual stockholders' meeting after their election, and the terms of the third class shall expire at the third annual stockholders' meeting after their election. At each annual stockholders' meeting held after such first meeting, directors shall be chosen for a term of three years to succeed those whose terms expire.

                  "Section 3. Directors shall be elected at each annual meeting or at any special meeting of stockholders called for that purpose by the affirmative vote of a majority, and not a plurality, of the shares entitled to vote and represented, in person or by proxy, at such meeting at which a quorum is present. There shall be no cumulative voting.

                  "Section 4. No amendment to this Article SEVENTH shall have the effect of shortening any term of office that commenced prior to the adoption of such amendment, unless such amendment specifically provides that it has that effect and is recommended to the stockholders in advance of adoption by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity beneficially owns (for which purpose the definition of 'beneficial ownership' set forth in Article NINTH on the date on which this Article SEVENTH becomes effective (without regard to any amendments to Article NINTH, unless specifically incorporated into this Article SEVENTH) shall apply, but without regard to paragraph 4 of Section 'B' thereof) 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote with respect to such amendment."

         4. New Article NINTH is hereby added to read:

                  "NINTH: The provisions of the Mississippi Shareholder Protection Act, Sections 79-25-1 through 79-25-9, Mississippi Code 1972 Annotated (the 'Act'), without regard to any future amendments thereto but with the modifications set forth below, shall apply to this corporation as if the corporation was a 'Corporation' as defined in the Act. The following modifications shall apply:

                  "A. The 80% vote required by Section 79-25-5(a) of the Act shall not apply, and the only vote required by this Article NINTH shall be the two-thirds vote required by Section 79-25-5(b).

                  "B. The term 'Beneficial Owner' is defined as follows for all purposes of this Article NINTH rather than as it is defined in Section 79-25-3(d) of the Act.

                           "1. 'Beneficial Owner', when used with respect to any
                  voting stock, means any person (i) that, individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly; or (ii) that, individually or with any of its affiliates or associates, has: (A) the right to acquire voting stock (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, voting stock tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered voting stock is accepted for purchase or exchange; or (B) the right to vote voting stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, any voting stock if the agreement, arrangement or understanding to vote such stock (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and (2) is not also then reportable on Schedule 13D under that Act (or any comparable or successor report); or (iii) that has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, exercising investment power over, or disposing of voting stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares of voting stock.

                           "2. Notwithstanding anything in this definition of
                  beneficial ownership to the contrary, the phrase 'then outstanding,' when used with reference to a person's beneficial ownership of voting stock of the corporation, shall mean the number of such voting stock not then actually issued and outstanding which such person would be deemed to own beneficially hereunder.

                           "3. Further notwithstanding the foregoing, in
                  determining as of any particular time whether any member of the Sanderson Family (as such term is defined in paragraph 5 hereof) beneficially owns voting stock of the corporation, such member shall not be considered to be the beneficial owner of any share that constitutes a Family Share (as herein defined) at that time, even if such share would, in the absence of this paragraph, be deemed to be beneficially owned by such member. A 'Family Share' is a share that meets the description set forth in any of clauses (i) through (iv) below and that, at the time as of which a determination of beneficial ownership is to be made, continues to be a Family Share pursuant to the provisions that follow those clauses. A share is initially a 'Family Share' if: (i) on the date this Article NINTH becomes effective ('Effective Date'), all or substantially all of the economic benefit of owning such share is enjoyed by one or more members of the Sanderson Family; or
                  (ii) such share is distributed after the Effective Date with respect to a share that is a Family

                  Share on the date of such distribution, in connection with any stock dividend, stock split, recapitalization or similar transaction affecting all shares of the same class or series as the share with respect to which such distributed share is distributed; or (iii) such share is issued after the Effective Date upon exercise of any warrant, right or option that is distributed with respect to a share that is a Family Share on the date of such distribution, provided that such distribution is made to all holders of shares of the same class or series as the share with respect to which such warrant, right or option is distributed, and further provided that at all times after such distribution of such warrant, right or option through the date of issuance of the share all or substantially all of the economic benefit of ownership of such warrant, right or option continues to be enjoyed, without interruption, by any one or more members of the Sanderson Family (regardless of any transfer of economic enjoyment from any such member to any other such member); or (iv) all or substantially all of the economic benefit of ownership of such share is acquired at any time by a member of the Sanderson Family pursuant to the Employee Stock Ownership Plan and Trust Agreement of Sanderson Farms, Inc. and Affiliates (the 'ESOP') or pursuant to any employee benefit plan of the Company approved by the Board of Directors, and which is available without discrimination either to all employees or all key employees of the corporation. A share that is a 'Family Share' initially, in accordance with the preceding sentence, continues to be a 'Family Share' thereafter only for so long as all or substantially all of the economic benefit of ownership continues, without interruption, to be enjoyed by any one or more members of the Sanderson Family (regardless of any transfer of economic benefit from any such member to any other such member). A share ceases to be a 'Family Share' if all or substantially all of the economic benefit of ownership is transferred to, or becomes held by, a person who or which is not a member of the Sanderson Family. Once a share ceases to be a 'Family Share' it does not thereafter become a 'Family Share' even if the economic benefit of its ownership is reacquired by a member of the Sanderson Family, unless such reacquisition is pursuant to a distribution or exercise of the type described in clause (ii) or (iii) above, or is from the ESOP or any employee benefit plan of the type described in clause (iv) above. For all purposes of determining whether a share is or remains a Family Share, shares shall not be considered to be fungible. The economic benefit of ownership of a share is deemed to be enjoyed by the person or persons who are the principal beneficiaries of dividends and other distributions made with respect to such share and of the proceeds of any sale of such share. The beneficiary of a trust, and not the trustee, enjoys the economic benefit of a share owned by the trust. Similarly, the participant in any employee benefit plan that owns a share allocated to that participant, and not the trustee or plan administrator, enjoys the economic benefit of ownership of that share. The economic benefit of a share held by a corporation is enjoyed by that corporation and not by its shareholders.

                           "4. Solely for the purposes of this Article NINTH,
                  notwithstanding the foregoing, all shares which would, but for the special provisions set forth in paragraph 3 hereof, be deemed to be beneficially owned by such member of the Sanderson Family (without regard to manner or time of acquisition) shall be deemed beneficially owned by such member
                  (i) for purposes of receiving payment for shares held by such member from an Interested Shareholder in a business combination pursuant to the terms of the Act; or (ii) after such time as such member is, in accordance with the above rules for determining beneficial ownership, deemed to be an Interested Shareholder pursuant to the Act and this Article NINTH.

                           "5. Voting stock that, pursuant to the foregoing, is
                  not deemed beneficially owned by a member of the Sanderson Family shall nevertheless be considered to be outstanding shares for purposes of calculating beneficial ownership percentages by such member of shares that are deemed beneficially owned by such member, and for purposes of calculating beneficial ownership of other persons. For purposes of this Article NINTH, 'Sanderson Family' shall mean the children and grandchildren of D. R. Sanderson and Wilma W. Sanderson and the spouses of such children, but not the spouses of such grandchildren and shall also mean the estate of any of the foregoing persons.

                  "C. The supermajority vote required by the Act shall not apply to a business combination which has been approved by at least two-thirds of the Continuing Directors, and not by 80% of the Continuing Directors as provided in Section 79-25-7(c) of the Act.

                  "D. No amendment to this Article NINTH shall apply to any Business Combination with an Interested Shareholder who was an Interested Shareholder either on the date on which such amendment is proposed by the Board of Directors, or on the date on which such amendment is approved by the stockholders, unless such amendment (i) shall have been recommended to the stockholders in advance of adoption by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity beneficially owns 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote with respect to such amendment, or (ii) is approved by at least two-thirds of the Continuing Directors."

         5. New Article TENTH is hereby added to read:

                  "TENTH: Any amendment to Articles SEVENTH, NINTH, TENTH, TWELFTH or THIRTEENTH of these Articles of Incorporation shall require the affirmative vote of at least two-thirds of the total number of shares of Common Stock outstanding (in addition to, and not in lieu of, any other vote required under the Mississippi Business Corporation Act); provided that such two-thirds vote shall not be required for any such amendment which is recommended to the stockholders in advance of adoption by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity beneficially owns (for which purpose the definition of 'beneficial ownership' set forth in Article NINTH on the date on which this Article TENTH becomes effective (without regard to any amendments to Article NINTH, unless specifically incorporated into this Article TENTH) shall apply, but without regard to paragraph 4 of Section 'B' thereof) 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote with respect to such amendment."

         6. New Article ELEVENTH is hereby added to read:

                  "ELEVENTH: The Board of Directors is authorized to adopt, and amend from time to time, a By-law that increases, over the percentage otherwise required by the Mississippi Business Corporation Act, the percentage ownership of all of the votes entitled to be cast on the issue to be considered at a special meeting that is necessary to call a special meeting of stockholders, and the percentage set forth in such By-law shall be deemed to be set forth herein."

         7. New Article TWELFTH is hereby added to read:

                  "TWELFTH: Any merger, consolidation, share exchange, combination of shares, sale of substantially all of the corporation's assets other than in the regular course of business or adoption of a plan of dissolution of the corporation shall require the affirmative vote of at least two-thirds of the total Common Stock outstanding and the affirmative vote of at least two-thirds of all of the votes entitled to be cast on such transaction by each voting group entitled to vote separately thereon."

         8. New Article THIRTEENTH is hereby added to read:

                  "THIRTEENTH: Any director of the corporation elected or appointed by the stockholders of the corporation or by its Board of Directors may be removed only by the vote of not less than two-thirds of the total outstanding Common Stock. Any vacancy on the Board of Directors resulting from the removal of a director as provided in this Article THIRTEENTH shall be filled by the stockholders; provided that, if the stockholders fail to fill any such vacancy within 90 days of the date that the director was removed, then the Board of Directors may fill such vacancy. No amendment hereto shall apply during any term of office that commenced prior to such amendment, unless such amendment specifically provides that it shall apply during any such term of office and is recommended to the stockholders in advance of adoption by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity beneficially owns (for which purpose the definition of 'beneficial ownership' set forth in Article NINTH on the date on which this Article THIRTEENTH becomes effective (without regard to any amendments to Article NINTH, unless specifically incorporated into this Article THIRTEENTH) shall apply, but without regard to paragraph 4 of Section 'B' thereof) 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote with respect to such amendment. Notwithstanding the foregoing, this Article THIRTEENTH shall not apply to any Director elected by any class (other than Common Stock) or series which may be or become entitled to elect a director voting as a separate class or series, and the removal of such a director shall be governed by the provisions relating to that class or series."

         Dated: April 21, 1989.

                                       SANDERSON FARMS, INC.


                                       BY: /s/ Joe Frank Sanderson
                                          --------------------------------------
                                          CHAIRMAN


                                       BY: /s/ Wyatt J. Davis, Jr.
                                          --------------------------------------
                                          SECRETARY